As filed with the Securities and Exchange Commission
                                on July 30, 1996
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          DEL GLOBAL TECHNOLOGIES CORP.
             (Exact name of registrant as specified in its charter)

        New York                                      13-1784308
(State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization                   Identification No.)



              One Commerce Park, Valhalla, NY 10595 (914) 686-3600
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Leonard A. Trugman
                 Chairman, Chief Executive Officer and President
                          Del Global Technologies Corp.

              One Commerce Park, Valhalla, NY 10595 (914) 686-3600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With a copy to:

                             Martin M. Goldwyn, Esq.
                        Tashlik, Kreutzer & Goldwyn P.C.
                             833 Northern Boulevard
                              Great Neck, NY 11021
                                 (516) 466-8005
              -----------------------------------------------------

     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_| If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than
     securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|

                                          CALCULATION OF REGISTRATION FEE


Title of each class                     Proposed          Proposed
of securities to         Amount to       maximum           maximum          Amount of
be registered               be        offering price      aggregate       registration
                        registered     per share (1)   offering price (1)      fee
Warrants to
purchase shares .......   48,410
of Common Stock .......  Warrants        $1.33          $ 64,385.30         $ 22.20

Shares of
Common Stock,
$.10 par value,
underlying                48,410
Warrants ..............   Shares         $8.13          $393,573.30         $135.71
                                                                            -------
Total .................   48,410
                         Warrants
                          48,410
                          Shares                                            $157.91
                                                                            =======

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c), under the Securities Act of 1933 on the basis of the average of the high and low prices per share of the Registrant's Common Stock as reported on the Nasdaq National Market on July 26, 1996.

(2) Represents the difference between the highest exercise price of the Warrants and the average of the high and low prices per share of the Common Stock.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED JULY 30, 1996

Prospectus
- --------------------------------------------------------------------------------

                          DEL GLOBAL TECHNOLOGIES CORP.

                                 48,410 WARRANTS

              48,410 SHARES OF COMMON STOCK UNDERLYING THE WARRANTS

- --------------------------------------------------------------------------------



     All of the shares of common stock offered hereby (the "Common Stock") are being sold by the Selling Shareholders identified under the caption "Selling Shareholders" (the "Selling Shareholders").


     The Company issued to The Chase Manhattan Bank, N.A., a Selling Shareholder hereunder, effective March 5, 1996, 17,000 Warrants in connection with an amended and restated credit agreement, dated March 5, 1996, between the Company and The Chase Manhattan Bank, N.A. Such Warrants expire on July 31, 2001.

Each Warrant hereunder entitles the owner to purchase one share of Common Stock, $.10 par value.

     The total number of Warrants and Shares described herein was increased to reflect various stock dividends and the exercise price of the Warrants was correspondingly reduced. The Company will not receive any of the proceeds from the sale of the Common Stock. See "Selling Shareholders" and "Description of Capital Stock".

     The Common Stock of the Company is traded on the Nasdaq National Market ("Nasdaq") under the symbol DGTC. On July 26, 1996, the average of the high and low prices at which the Common Stock was quoted on Nasdaq was $8.13.
                              ____________________

     This offering is not being underwritten. The shares of Common Stock being offered hereunder may be sold from time to time by the Selling Shareholders in one or more transactions on Nasdaq, in block transactions, in negotiated transactions or by a combination of such methods of offering at prevailing market prices, at prices related to prevailing market prices or negotiated prices. All of the expenses of preparing and filing the  Registration  Statement of which this Prospectus  forms a part,
estimated    to   be    $6,157.91,    are   being   paid   by   the   Company.
                             _____________________

- --------------------------------------------------------------------------------


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is ______________, 1996

     No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any circumstance in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.


                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Prior to June 10, 1996, the Company's securities were listed on the American Stock Exchange, Inc., and reports, proxy statements and other information concerning the Company filed prior to such date may also be inspected at such exchange's offices at 86 Trinity Place, New York, New York 10006-1881. The Company's securities are presently listed on the Nasdaq National Market, and reports, proxy statements and other information concerning the Company filed subsequent to June 10, 1996 may also be inspected at the offices of Nasdaq at 1735 K Street, N.W., Washington, D.C.20006-1500.

     This Prospectus does not contain all the information set forth in the Registration Statement on Form S-3 (the "Registration Statement") of which this Prospectus is a part, including exhibits relating thereto, which has been filed with the Commission in Washington, D.C. Copies of the Registration Statement and the exhibits thereto may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge, at the office of the Commission.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended July 29, 1995 heretofore filed by the Company with the Commission (File No. 1-10512) pursuant to the 1934 Act, the Company's quarterly reports on Form 10-Q for the quarters ended October 28, 1995, February 3, 1996 and April 27, 1996, the Company's definitive Proxy Statement, dated January 17, 1996, the Company's Current Report on Form 8-K, dated March 21, 1996, as amended by Form 8-K/A, dated May 6, 1996, and the prospectus of the Company filed pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on June 7, 1996, are hereby incorporated herein by reference.

     Each document filed  subsequent to the date of this Prospectus  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document incorporated by reference in this Prospectus (other than exhibits unless such exhibits are expressly incorporated by reference in such documents). Requests should be directed to Del Global Technologies Corp., One Commerce Park, Valhalla, NY 10595, (914) 686-3600, Attention: Michael H. Taber, Secretary.


                                   THE COMPANY

     Del Global Technologies Corp. is primarily engaged in the design, manufacture and marketing of medical imaging systems and critical electronic subsystems for medical imaging and diagnostic products. The Company's products are designed to provide cost-effective, high-quality solutions to the needs of its customers. The Company's medical imaging systems include mammography systems, high frequency x-ray generators and x-ray systems (both stationary and portable) sold under both its tradenames and private labels. The Company's critical electronic subsystems are custom engineered to complex customer performance specifications and include high voltage power components, such as power supplies, capacitors, transformers and pulse forming networks. These products are utilized by Original Equipment Manufacturers ("OEMs") for medical imaging and diagnostic products having a broad range of applications such as computerized tomography ("CT"), magnetic resonance imaging ("MRI"), bone densitometry, radiography, blood analysis, medical laser surgery and nuclear medicine. As a result of its record for quality and reliability, the Company has developed close working relationships with its OEM customers. These relationships often result in the Company's selection as the sole source provider of these critical electronic subsystems to OEMS. The Company also designs, manufactures and markets precision power conversion products for non-medical applications and electronic noise suppression systems for telecommunications equipment.

     The Company's medical systems and critical electronic subsystems are designed to meet the needs of the healthcare industry to reduce medical imaging and diagnostic costs. The Company focuses its sales, marketing and development efforts primarily on medical imaging systems and critical electronic subsystems priced at under $100,000 per unit. The Company's medical imaging systems have a list price of approximately $9,000 to $70,000 per unit; however, the Company believes that its products offer comparable performance to competing products typically priced higher. The Company's cost-effective medical imaging systems and subsystems also meet the increasing international demand for such products.


     The Common Stock was listed on Nasdaq on June 10, 1996 under the symbol DGTC. Prior to June 10, 1996, the Common Stock was listed on the American Stock Exchange, Inc. under the symbol DEL.

     The Company was organized under the laws of New York in 1954 under the name Del Electronics Corp. The Company's executive offices are located at One Commerce Park, Valhalla, New York 10595 and its telephone number is (914) 686-3600.

                                  THE OFFERING


Common Stock to be issued and outstanding
after exercise of existing
Warrants offered by Selling Shareholders...........  48,410 shares of
                                                    Common Stock, $.10
                                                         par value

Common Stock to be Outstanding after the
Offering...........................................  7,165,151 shares of Common
                                                        Stock, $.10 par value

Nasdaq National Market Symbol......................  DGTC


                              SELLING SHAREHOLDERS


     The Selling Shareholders listed in the table below have indicated their intention to register their Warrants or sell the number of shares of Common Stock set forth opposite their respective names. The table sets forth information with respect to the ownership of the Company's Warrants or Common Stock by the Selling Shareholders as of July 30, 1996 and as adjusted to reflect the sale of shares of Common Stock offered by this Prospectus. All information with respect to stock ownership has been furnished to the Company by the respective Selling Shareholders.

     Mr. Stanley Wunderlich, a Selling Shareholder, is a consultant to the Company. Such Selling Shareholder was issued 30,000 Warrants in connection with a consulting agreement, dated January 1, 1996, between the Company and such Selling Shareholder. Each Warrant entitles the holder to purchase one share of the Company's Common Stock and is exercisable at any time through December 31, 2000. The exercise price of each Warrant was $6.56 per share, subject to adjustment from time to time pursuant to the anti-dilution provisions set forth in such Warrant. As a result of one 3% stock dividend, the number of Warrants was increased to 30,900 and the exercise price was reduced to $6.37 per share.

     The Chase Manhattan Bank, N.A. is the Company's institutional lender. Such Selling Shareholder was issued 17,000 Warrants in connection with the execution and delivery of an amended and restated credit agreement, dated March 5, 1996, between the Company and The Chase Manhattan Bank, N.A. Each Warrant entitles the holder to purchase one share of the Company's Common Stock and is exercisable at any time through the later of (i) July 31, 2001 and (ii) any extension of such date effected pursuant to the terms of the Warrant Agreement. The exercise price of each Warrant was $7.00 per share, subject to adjustment from time to time pursuant to the anti-dilution provisions set forth in such Warrant. As a result of one 3% stock dividend, the number of Warrants owned by The Chase Manhattan Bank, N.A. was increased to 17,510 and the exercise price was reduced to $6.80 per share.

     The Company has filed the Registration Statement of which this Prospectus forms a part to comply with the exercise by The Chase Manhattan Bank, N.A. of a demand registration right granted to such Selling Shareholder. Mr. Stanley Wunderlich, the other Selling Shareholder, has elected to register his Warrants and the shares of Common Stock underlying such Warrants through the exercise of certain piggyback registration rights previously granted to such Selling Shareholder.


                                   Shares               Underlying    Shares Owned
                                   Owned                 Warrants    After Offering
                                  Prior to   Shares to     to be    ---------------
 Selling Shareholders             Offering    be Sold      Sold     Number  Percent

The Chase Manhattan                33,764       ---       17,510    33,764     *
Bank, N.A. (1)

Stanley Wunderlich                   ---        ---       30,900     ---
                                  --------    -------    -------   -------  -------
TOTAL                                ---        ---       48,410    33,764     *
=========================         ========    =======    =======   =======  =======
















FOOTNOTES
_________________________
     (1) Shares owned include 33,764 shares, a warrant for which is held by Chase Manhattan Investment Holdings, Inc., an affiliate of The Chase Manhattan Bank, N.A. Such warrant is presently exercisable.
     * Represents less than 1% of the outstanding shares of Common Stock of the Company including shares issuable under options which are presently exercisable or which became exercisable within 60 days of July 30, 1996.

                              PLAN OF DISTRIBUTION

     The shares may be sold from time to time by the Selling Shareholders in one or more transactions on Nasdaq, in block transactions, in negotiated transactions or a combination of such methods of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. These transactions may be effected by the Selling Shareholders through one or more broker- dealers who may act as principal or who may receive compensation in the form of concessions or commissions from the Selling Shareholders or the purchasers of the shares for whom they act as agent, in such amounts as are customary in connection with similar transactions. The Company has agreed to bear all expenses in connection with the registration of the shares.

     The Company will receive no proceeds from the sale by the Selling Shareholders of their shares of Common Stock.


                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, par value $.10 per share, of which 6,957,028 shares are issued and outstanding as of July 17, 1996. Each share of Common Stock entitles the holder to one vote on all matters submitted to a vote of shareholders. All shares of Common Stock have equal rights and are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor and to share ratably upon liquidation in the assets available for distribution to stockholders. The Common Stock is not subject to call or assessment, has no preemptive conversion or cumulative voting rights and is not subject to redemption. The Company has only one class of directors.

     Chemical Mellon Shareholder Services, 450 West 33rd Street, New York, New York 10001, is the transfer agent and the registrar of the Common Stock.

                                  LEGAL MATTERS

     The validity of the shares of the Company's Common Stock offered hereby will be passed upon for the Company by Tashlik, Kreutzer & Goldwyn P.C., 833 Northern Boulevard, Great Neck, New York 11021. A certain member of Tashlik, Kreutzer & Goldwyn P.C. beneficially owns approximately 10,595 shares of the Company's Common Stock and stock options to purchase an aggregate of approximately 29,967 additional shares of Common Stock.

                                     EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K as amended as of July 30, 1994 and July 29, 1995 and for each of the three years in the period ended July 29, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The statement of net assets to be acquired as of December 31, 1995 and the statements of revenues and expenses for the years ended December 31, 1994 and 1995 of the Gendex Medical Division of DENTSPLY International, Inc. incorporated herein by reference from the Company's prospectus filed on June 7, 1996, have been incorporated by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in auditing and accounting.

                                                   DEL GLOBAL TECHNOLOGIES CORP.

                                                              48,410 WARRANTS TO
                                                           PURCHASE COMMON STOCK
                                                   48,410 SHARES OF COMMON STOCK

                                                             UNDERLYING WARRANTS
                                                            ____________________
                                                             P R O S P E C T U S
                                                            ____________________
                      _________________

                      TABLE OF CONTENTS
                      _________________
                                                   Page

         Available Information.......................3
         Incorporation of Certain
         Information by Reference....................4
         The Company.................................4
         The Offering................................6
         Selling Shareholders........................6
         Plan of Distribution........................8
         Description of
         Capital Stock...............................8
         Legal Matters...............................8
         Experts.....................................9          __________, 1996


No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders.
Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This
Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.          Other Expenses of Issuance and Distribution.

     It is estimated that the following expenses will be incurred in connection with the proposed offering hereunder. All of such expenses will be borne by the Company.

Registration fee-Securities and
Exchange Commission................................................. $   157.91
Legal fees and expenses.............................................   3,000.00
Accounting fees and expenses........................................   2,500.00
Blue sky fees and expenses
  (including counsel fees)..........................................        -0-
Miscellaneous.......................................................     500.00
                                                                     ----------
  TOTAL............................................................. $ 6,157.91
                                                                     ==========

Item 15.          Indemnification of Directors and Officers.

     (a) Section 722 of the New York Business Corporation Law ("NYBCL") permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgment, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.



                                        I

     (b) Paragraph TWELFTH of the Company's Certificate of Incorporation limits directors' liability as permitted by Section 402(b) of the NYBCL and reads in its entirety as follows:

               "TWELFTH: No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that nothing contained in this Article shall eliminate or limit:

               (a) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated section 719 of the New York Business Corporation Law, or

               (b) the liability of any director for any act or omission prior to the adoption of the amendment including this paragraph in the Certificate of Incorporation of the Corporation."

Item 16.          Exhibits.

  Exhibit
   Number     Description of Document                                Footnotes
  _______     ________________________________                       ________

    4.1       Warrant Agreement between Del Global Technologies         (1)
              Corp. and The Chase Manhattan Bank, N.A. dated
              March 5, 1996

    4.2       Warrant Certificate of The Chase Manhattan                (2)
              Bank, N.A.

    4.3       Waiver and Modification Agreement between                 (3)
              Del Global Technologies Corp. and The Chase
              Manhattan Bank, N.A. dated April 25, 1996

    4.4       Warrant Certificate of Stanley Wunderlich                 (4)

    4.5       Copy of Del Global Technologies Corp. Amended and         (5)
              Restated Stock Option Plan (the "Plan")

    4.6       Option Agreement, substantially in the form used in       (6)
              connection with options granted under the Plan

   *5.1       Opinion and Consent of Tashlik, Kreutzer & Goldwyn P.C.



                                       II

   *23.1       Consent of Deloitte & Touche LLP

   *23.2       Consent of KPMG Peat Marwick LLP

   *23.3       Consent of Tashlik, Kreutzer & Goldwyn P.C.
               (contained in Exhibit 5.1)
_____________
*Filed herewith


     (1) Filed as Exhibit 4.1 to Del Global Technologies Corp. Current Report on Form 8-K filed March 21, 1996 and incorporated herein by reference.

     (2) Filed as Exhibit 4.1 to Del Global Technologies Corp. Current Report on Form 8-K filed March 21, 1996 and incorporated herein by reference.

     (3) Filed as Exhibit 10.25 to Del Global Technologies Corp. Registration Statement on Form S-2 (No. 333-02991) and incorporated herein by reference.

     (4) Filed as Exhibit 10.6 to Del Global Technologies Corp. Registration Statement on Form S-2 (No. 333-02991) and incorporated herein by reference.

     (5) Filed as Exhibit A to Del Global Technologies Corp. Proxy Statement dated January 26, 1994 and incorporated herein by reference.

     (6) Filed as Exhibit 4.8 to Del Global Technologies Corp. Annual Report on Form 10-K for the year ended July 30, 1994 and incorporated herein by reference.

Item 17.  Undertakings.

          The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To  include  any  prospectus  required  by  section
                    10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the  prospectus  any facts or events
                    arising after the effective date of this registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                         (iii) To include any material  information with respect
                    to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those


                                       III
                         paragraphs  is contained in periodic  reports  filed by
                    the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                       IV

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Mt. Pleasant, State of New York, on the 30th day of July, 1996.


                                             DEL GLOBAL TECHNOLOGIES CORP.


                                        By:  /s/ Leonard A. Trugman
                                             Leonard A. Trugman, Chairman, Chief
                                             Executive Officer and President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


         /s/ Leonard A. Trugman                                   July 30, 1996
         Leonard A. Trugman           Chairman of the Board,
                                      Chief Executive Officer,
                                      and President

         /s/ Natan V. Bertman                                     July 30, 1996
         Natan V. Bertman             Director


         /s/ David Michael                                        July 30, 1996
         David Michael                Director


         /s/ James M. Tiernan                                     July 30, 1996
         James M. Tiernan             Director


         /s/ Seymour Rubin                                        July 30, 1996
         Seymour Rubin                Director




                                        V

                                  EXHIBIT INDEX

                                                                   Sequentially
                                                                     Numbered
  Exhibit                                                              Pages
  Number    Description of Document                                and Footnotes
  _______   _______________________________________               ______________

    4.1     Warrant Agreement between Del Global                    Footnote (1)
            Technologies Corp. and The Chase
            Manhattan Bank, N.A. dated March 5, 1996.

    4.2     Warrant Certificate of The Chase Manhattan Bank, N.A.   Footnote (2)

    4.3     Waiver and Modification Agreement between               Footnote (3)
            Del Global Technologies Corp. and The Chase
            Manhattan Bank, N.A. dated April 25, 1996

    4.4     Warrant Certificate of Stanley Wunderlich               Footnote (4)

    4.5     Copy of Del Global Technologies Corp. Amended           Footnote (5)
            and Restated Stock Option Plan(the "Plan")

    4.6     Option Agreement, substantially in the form used in     Footnote (6)
            connection with options granted under the Plan

   *5.1     Opinion and Consent of Tashlik, Kreutzer & Goldwyn P.C.  Page  VII

  *23.1     Consent of Deloitte & Touche LLP                         Page VIII

  *23.2     Consent of KPMG Peat Marwick LLP                         Page   IX

  *23.3     Consent of Tashlik, Kreutzer & Goldwyn P.C.              Page    X
            (contained in Exhibit 5.1)
____________________
*Filed herewith
     (1) Filed as Exhibit 4.1 to Del Global Technologies Corp. Current Report on Form 8-K filed March 21, 1996 and incorporated herein by reference.
     (2) Filed as Exhibit 4.1 to Del Global Technologies Corp. Current Report on Form 8-K filed March 21, 1996 and incorporated herein by reference.
     (3) Filed as Exhibit 10.25 to Del Global Technologies Corp. Registration Statement on Form S-2 (No. 333-02991) and incorporated herein by reference.
     (4) Filed as Exhibit 10.6 to Del Global Technologies Corp. Registration Statement on Form S-2 (No. 333- 02991) and incorporated herein by reference.
     (5) Filed as Exhibit A to Del Global Technologies Corp. Proxy Statement dated January 26, 1994 and incorporated herein by reference.
     (6) Filed as Exhibit 4.8 to Del Global Technologies Corp. Annual Report on Form 10-K for the year ended July 30, 1994 and incorporated herein by reference.


                                       VI